COPYRIGHT DEVELOPMENT AND TRANSFER AGREEMENT

THIS AGREEMENT ("Agreement") is entered into by and between FUSION NETWORKS INC. (the "Client") and PUBLICITY (the "Contractor") on the August 20, 1999 (the "Effective Date"). NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements set forth herein, the parties agree as follows:

1. Engagement of Services. Contractor agrees to perform services for Client as follows: Content Development for the city of Bogota ("Project"). Contractor may not subcontract or otherwise delegate its obligations under this Agreement without Client's prior written consent. Contractor agrees to perform the services in a professional manner and to complete the Project by October 12,1999.

2.   Compensation.

2.1 Fees and Approved Expenses. Client will pay Contractor the fee of U$ 100,000.00 for services rendered by Contractor pursuant to this Agreement. Contractor will not be reimbursed for any expenses incurred in connection with the performance of services under this Agreement, unless those expenses are approved in advance and in writing by Client or listed in Exhibit A as Reimbursable Expenses.

2.2 Payment Due. Client will review the Work Product within ( 15 days ) days after receiving it from Contractor to ensure that it meets the Project requirements stated in Section 1. If Client does not give written notice of rejection to Contractor within that time period (describing the reasons for the rejection in reasonable detail), the Work Product will be deemed to be accepted. Client will pay Contractor for services and will reimburse Contractor for previously approved expenses within ( 15 days ) days after acceptance.

3. Independent Contractor Relationship. Contractor and Client understand, acknowledge, and agree that Contractor's relationship with Client will be that of an independent contractor and nothing in this Agreement is intended to or should be construed to create a partnership, joint venture, or employment relationship.

4.   Trade Secrets and Confidential Information

4.1 Third-Party Information. Contractor represents that his performance of all of the terms of this Agreement does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data of a third party and Contractor will not disclose to Client, or induce Client to use, any confidential or proprietary information belonging to third parties unless such use or disclosure is authorized in writing by such owners.

4.2 Confidential Information. Contractor agrees during the term of this Agreement and thereafter to take all steps reasonably necessary to hold in trust and confidence information which he knows or has reason to know is considered confidential by Client ("Confidential Information"). Contractor agrees to use the Confidential Information solely to perform the Project hereunder. Confidential Information includes, but is not limited to, technical and business information relating to Client's inventions or products, research and development, manufacturing and engineering processes, and future business plans. Contractor's obligations with respect to the Confidential Information also extend to any third party's proprietary or confidential information disclosed to Contractor in the course of providing services to Client. This obligation shall not extend to any information which becomes generally known to the public without breach of this Agreement. This obligation shall survive the termination of this Agreement.

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5.   Ownership of Work Product.

5.1 Definition. "Work Product" means the works of authorship conceived or developed by Contractor while performing the Project services.

5.2 Assignment. Contractor hereby irrevocably assigns, conveys and otherwise transfers to Client, and its respective successors and assigns, all rights, title and interests worldwide in an to the Work Product and all copyrights, contract and licensing rights, and claims and causes of action of any kind with respect to any of the foregoing, whether now known or hereafter to become known (except as stated otherwise in Section 5.3). In the event Contractor has any rights in and to the Work Product that cannot be assigned to Client, Contractor hereby unconditionally and irrevocably waives the enforcement of all such rights, and all claims and causes of action of any kind with respect to any of the foregoing against Client, its distributors and customers, whether now known or hereafter to become known and agrees, at the request and expense of Client and its respective successors and assigns, to consent to and join in any action to enforce such rights and to procure a waiver of such rights from the holders of such rights. In the event Contractor has any rights in and to the Work
Product that cannot be assigned to Client and cannot be waived, Contractor hereby grants to Client, and its respective successors and assigns, an exclusive, worldwide, royalty-free license during the term of the rights to reproduce, distribute, modify, publicly perform and publicly display, with the right to sublicense through multiple tiers of sublicensees, and the right to assign such rights in and to the Work Product including, without limitation, the right to use in any way whatsoever the Work Product. Contractor retains no rights to use the Work Product except as stated in Exhibit B and agrees not to challenge the validity of the copyright ownership by Client in the Work Product.

5.3. Ownership of Components. Contractor will retain copyright ownership of the following components: ______NONE_______________________________ ("Retained
Components"). However, Contractor grants to Client a royalty-free, worldwide, perpetual, irrevocable, nonexclusive license, with the right to sublicense through multiple tiers of sublicensees, to reproduce, distribute, modify, publicly perform and publicly display the Retained Components on any Web site operated by or for Client and in marketing material.

5.4 Power of Attorney. Contractor agrees to assist Client in any reasonable manner to obtain and enforce for Client's benefit copyrights covering the Work Product in any and all countries. Contractor agrees to execute, when requested, copyright, or similar applications and assignments to Client, and any other lawful documents deemed necessary by Client to carry out the purpose of this Agreement. Contractor further agrees that the obligations and undertaking stated in this Section 5.4 will continue beyond the termination of Contractor's service to Client. If called upon to render assistance under this Section 5.4, Contractor will be entitled to a fair and reasonable fee in addition to reimbursement of authorized expenses incurred at the prior written request of Client. In the event that Client is unable for any reason whatsoever to secure Contractor's signature to any lawful and necessary document required to apply for or execute any patent, copyright or other applications with respect to any Work Product, Contractor hereby irrevocably designates and appoints Client and its duly authorized officers and agents as his agents and attorneys-in-fact to act for and in his behalf and instead of Contractor, to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of copyrights or other similar rights thereon with the same legal force and effect as if executed by Contractor.

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6. Return of Client's Property.  Contractor  acknowledges that Client's sole and exclusive property includes all documents, such as drawings, manuals, notebooks, reports, sketches, records, computer programs, employee lists, customer lists and the like in his custody or possession, whether delivered to Contractor by Client or made by Contractor in the performance of services under this Agreement, relating to the business activities of Client or its customers or suppliers and containing any information or data whatsoever, whether or not Confidential Information. Contractor agrees to deliver promptly all of Client's property and all copies of Client's property in Contractor's possession to Client at any time upon Client's request.

7.   Warranties. Contractor represents and warrants that:

     (a) The Work Product was created solely by him, his full-time employees during the course of their employment, or independent contractors who assigned all right, title and interest worldwide in their work to Contractor.

     (b)  Contractor  is the  owner of all  right,  title  and  interest  in the tangible  forms of the Work Product and all  intellectual  property  rights protecting them. The Work Product and the intellectual property rights protecting them are free and clear of all encumbrances, including, without limitation, security interests, licenses, liens, charges or other restrictions;

     (c) Contractor has maintained the Work Product in confidence.

     (d) The use, reproduction, distribution, or modification of the Work Product does not and will not violate the rights of any third parties in the Work Product including, but not limited to, copyrights, trade secrets, trademarks, publicity and privacy.

     (e) The Work Product is not in the public domain.

     (f) Contractor has full power and authority to make and enter into this Agreement.

8. Indemnification. Contractor agrees to defend, indemnify, and hold harmless Client, their officers, directors, sublicensees, employees and agents, from and against any claims, actions or demands, including without limitation reasonable legal and accounting fees, alleging or resulting from the breach of the warranties in Section 7. Client shall provide notice to Contractor promptly of any such claim, suit, or proceeding and shall assist Contractor, at Contractor's expense, in defending any such claim, suit or proceeding.

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9.  General  Provisions.  This  Agreement  will be governed by and  construed in accordance  with the laws of the  United  States  and the  State of  Florida  as applied to agreements entered into and to be performed entirely within that state between residents of that state. This Agreement, including any Exhibits to this Agreement, constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or simultaneous representations,
discussions,   negotiations,  and  agreements,  whether  written  or  oral.  The
Agreement may not be modified except by written instrument signed by both parties. No term or provision hereof will be considered waived by either party, and no breach excused by either party, unless such waiver or consent is in writing signed on behalf of the party against whom the waiver is asserted. No consent by either party to, or waiver of, a breach by either party, whether express or implied, will constitute a consent to, waiver of, or excuse of any other, different, or subsequent breach by either party. Contractor may not assign its rights or obligations arising under this Agreement without Client's prior written consent. Client may assign its rights and obligations under this Agreement. This Agreement will be for the benefit of Client's successors and assigns, and will be binding on Contractor's heirs, legal representatives and permitted assignees. If any dispute arises between the parties with respect to the matters covered by this Agreement which leads to a proceeding to resolve such dispute, the prevailing party in such proceeding shall be entitled to receive its reasonable attorneys' fees, expert witness fees and out-of-pocket costs incurred in connection with such proceeding, in addition to any other
relief  to  which  it  may  be  entitled.   All  notices,   requests  and  other
communications required to be given under this Agreement must be in writing, and must be mailed by registered or certified mail, postage prepaid and return receipt requested, or delivered by hand to the party to whom such notice is required or permitted to be given. Any such notice will be considered to have been given when received, or if mailed, five (5) business days after it was mailed, as evidenced by the postmark. The mailing address for notice to either party will be the address shown on the signature page of this Agreement. Either party may change its mailing address by notice as provided by this Section. The following provisions shall survive termination of this Agreement: Sections 4, 5, 6, 7 and 8.

This Agreement is effective as of September 02, 1999.

    By:                                By:

    Typed name : Enrique Bahamon       Typed name : Alejandro Estrada

    Title : CFO                        Title : Manager

    Address : 8115 N.W. 29 St.         Address : Cra. 9 No. 89 -19
    Miami, Fl. 33122                   Bogota, Colombia